UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SKYLINE MEDICAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKYLINE MEDICAL INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 28, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Skyline Medical Inc. (the “Company”) on July 28, 2016, at 3:00 PM (Central Time) at the offices of the company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purpose:

1.	To elect three members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.
2.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 600,000,000 and of preferred stock from 20,000,000 to 40,000,000.
3.

To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifty (1:50), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors.

4.	To approve amendments to the Company’s Amended and Restated 2012 Stock Incentive Plan to (i) increase the reserve of shares of common stock authorized for issuance thereunder to 100,000,000, (ii) increase certain thresholds for limitations on grants, and (iii) re-approve the performance goals thereunder.
5.	To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.
6.	To vote on a non-binding advisory resolution on the frequency in which stockholders approve the compensation of the Company’s executive officers.
7.	To ratify the appointment of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.
8.	To conduct any other business as more fully described in the proxy statement accompanying this Notice.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is June 17, 2016. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Carl Schwartz

Carl Schwartz
Interim Chief Executive Officer

Eagan, Minnesota

June 24, 2016

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You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JULY 28, 2016:

The Proxy Statement is

available at http://investors.skylinemedical.com

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TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
TRANSACTIONS WITH RELATED PERSONS	12
RELATED PARTY TRANSACTIONS	12
EQUITY COMPENSATION PLAN INFORMATION	12
EXECUTIVE COMPENSATION	12
DIRECTOR COMPENSATION	22
PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL	23
PROPOSAL 3: APPROVAL OF REVERSE STOCK SPLIT	25
PROPOSAL 4: AMENDMENT TO AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE TO 100,000,000 AND INCREASE THE LIMITATIONS ON GRANTS	31
PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION	35
PROPOSAL 6: ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES	36
PROPOSAL 7: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
FORM 10-K	41
OTHER MATTERS	42

APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

APPENDIX B: FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

APPENDIX C: AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN (marked to show revisions)

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SKYLINE MEDICAL INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 28, 2016

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or the “Board”) of Skyline Medical Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the company’s counsel, Maslon LLP on July 28, 2016, at 3:00 PM (Central Daylight Time), including any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about June 24, 2016, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 17, 2016, will be entitled to vote at the Annual Meeting. On the record date, there were 76,365,840 shares of common stock of the Company outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 17, 2016, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 17, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are seven (7) matters scheduled for a vote:

1.	To elect three members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

2.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 600,000,000 and of preferred stock from 20,000,000 to 40,000,000.

3.	To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifty (1:50), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors.

4.	To approve amendments to the Company’s Amended and Restated 2012 Stock Incentive Plan to (i) increase the reserve of shares of common stock authorized for issuance thereunder to 100,000,000, (ii) increase certain thresholds for limitations on grants, and (iii) re-approve the performance goals thereunder.

5.	To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.

6.	To vote on a non-binding advisory resolution on the frequency in which stockholders approve the compensation of the Company’s executive officers.

7.	To ratify the appointment of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

How do I vote?

For Proposals 2, 3, 4, 5 and 7, you may vote “For” or “Against” or abstain from voting. For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify. For Proposal 6, you may vote that the stockholders shall approve the compensation of the Company’s executive officers every year, every two years or every three years, or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by email, complete, sign and date the enclosed proxy card and scan and email it to rsingleton@corporatestock.com. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Time) on July 28, 2016, to be counted.

•	To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to (303) 282-5800. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Time) on July 28, 2016, to be counted.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive. If you would like directions to the offices of the company’s counsel, Maslon LLP, please call (651) 389-4800.

Internet Voting

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

Except as set forth below regarding cumulative voting for directors, on each matter to be voted upon, you have one vote for each share of common stock you own as of June 17, 2016.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposals 2, 3, 4, 5 and 7, “For” each of the directors nominated for re-election in Proposal 1, and “For” every three years in response to Proposal 6. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using its best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at http://investors.skylinemedical.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

•	You may attend the Annual Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count for the election of directors, “For,” “Withhold” and broker non-votes; votes for “every one year,” “every two years,” every three years,” abstentions and broker non-votes for Proposal 6, and with respect to the other proposals, votes “For” and “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposal 7, for which broker non-votes will have the same effect as “Against” votes.

Is cumulative voting permitted for the election of directors?

No. You will not be permitted to cumulate your votes for the election of directions. Under Delaware law, stockholders are not entitled to cumulative voting rights unless a corporation’s certificate of incorporation explicitly authorizes them. The Company’s certificate of incorporation does not authorize cumulative voting rights for stockholders.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal 7 is a matter considered routine under the NYSE rules. All other proposals are matters considered non-routine by the New York Stock Exchange, and therefore, there may be broker non-votes on these proposals.

How many votes are needed to approve each proposal?

—	For Proposal 1, the election of directors, who are elected by a plurality, the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

—	To be approved, Proposals 2 (increase in authorized shares) and 3 (reverse stock split) must receive a “For” vote from the majority of all shares entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the effect of an “Against” vote.

—	To be approved, Proposal 4 must receive a “For” vote from the majority of all shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

—	For Proposals 5 and 6, because these votes are advisory, they will not be binding upon the Company or the Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of these votes when determining future executive compensation arrangements and the frequency of future votes on executive compensation arrangements.

—	To be approved, Proposal 7 must receive a “For” vote from the majority of all shares entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. There will be no broker non-votes on Proposal 6.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 76,365,840 shares outstanding and entitled to vote. Thus, the holders of 38,182,921 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

When are stockholder proposals due for the 2017 Annual Meeting?

If you would like to submit a proposal for us to include in the proxy statement for our 2017 annual meeting, you must comply with Rule 14a-8 under the Exchange Act and the advance notice provisions of our Amended and Restated Bylaws. You must also make sure that we receive your proposal at our executive offices (sent c/o Secretary) by February 24, 2017, if the annual meeting is held within 30 days of July 28, 2017. If the annual meeting is not held within 30 days of such date, then the Company will disclose the deadline for such proposals, if different. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2017 annual meeting, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Secretary) no earlier than April 29, 2017 and no later than May 29, 2017.

If you would like to present a proposal at our 2017 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Secretary) no earlier than April 29, 2017 and no later than May 29, 2017.

If the presiding officer at the 2017 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Amended and Restated Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors shall be comprised of such number of directors as determined by the board, and directors need not be stockholders of the Company. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term and until the director’s successor is elected and qualified.

The directors of the Company do not have a definite term of office and each director serves until his or her successor is elected and duly qualified. The Board has established a Governance/Nominating Committee, which considers director candidates, including those recommended by stockholders, and recommends candidates to the full Board for approval.. To nominate a director, stockholders must submit such nomination in writing to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

The Board has (i) ratified the number of directors as three and (ii) nominated three directors (Messrs. McGoldrick and Reding and Dr. Schwartz) for re-election at the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting at which a quorum is present. The nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by the Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

The following is a brief biography for each nominee for director.

Name	Age (1)	Position
Directors:
Thomas J. McGoldrick (2) (3) (4)	75	Director, Chairman of the Board
Andrew P. Reding (2) (4)	46	Director
Carl Schwartz (2) (3)	75	Director, Interim Chief Executive Officer

(1) As of the date of this proxy statement.

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Governance/Nominating Committee

Nominees for election

Thomas J. McGoldrick. Mr. McGoldrick has served as a Director of the Company since 2005 and was appointed as Chairman of the Board effective May 5, 2016. Prior to that, he served as Chief Executive Officer of Monteris Medical Inc. from November 2002 to November 2005. He has been in the medical device industry for over 30 years and was co-founder and Chief Executive Officer of Fastitch Surgical in 2000. Fastitch is a start-up medical device company with unique technology in surgical wound closure. Prior to Fastitch, Mr. McGoldrick was President and Chief Executive Officer of Minntech Corporation from 1997 to 2000. Minntech was a $75 million per year publicly traded (NASDAQ-MNTX) medical device company offering services for the dialysis, filtration, and separation markets. Prior to employment at Minntech from 1970 to 1997, he held senior marketing, business development and international positions at Medtronic, Cardiac Pacemakers, Inc. and Johnson & Johnson. We believe Mr. McGoldrick’s experience as CEO of a public company and extensive experience in the medical device industry provide valuable insight on our Board.

Andrew P. Reding. Mr. Reding has served as a director of the Company since 2006. He is an executive with extensive experience in sales and marketing of capital equipment for the acute care markets and is currently the President and Chief Executive Officer of TRUMPF Medical Systems, Inc., a position he has held since April 2007. Prior to that, he was Director of Sales at Smith & Nephew Endoscopy and prior to that, he served as Vice President of Sales and Director of Marketing with Berchtold Corporation from 1994 to 2006. His experience is in the marketing and sales of architecturally significant products for the operating room, emergency department and the intensive care unit. Mr. Reding has successfully developed high quality indirect and direct sales channels, implemented programs to interface with facility planners and architects and developed GPO and IDN portfolios. Mr. Reding holds a bachelor’s degree from Marquette University and an MBA from The University of South Carolina. We believe Mr. Reding’s strong experience in sales and marketing of capital equipment to hospital operating rooms provides unique insight into the industry we serve and makes him a valued member of the Board.

Carl Schwartz. Dr. Schwartz was appointed to Skyline Medical’s board of directors in March 2016, and became interim president and chief executive officer in May 2016.  He has owned and managed dental groups in Michigan, beginning with one practice in 1966, and overseeing its expansion into a 14-office practice when he left the active practice of dentistry in 1988. He currently owns two dental practices, in Burton, Mich. and Grand Blanc, Mich.  In 1988 Dr. Schwartz joined a family business, becoming chief executive officer of Plastics Research Corporation, a Flint, Mich. manufacturer of structural foam molding, a low pressure injection molding process. While there, he led its growth from $2 million in revenues and 20 employees, to its becoming the largest manufacturer of structural foam molding products under one roof in the U.S. with more than $60 million in revenues and 300 employees when he retired in 2001. Dr. Schwartz previously served on the board of Delta Dental Corporation of Michigan, was a member of the Michigan Advisory Board for Liberty Mutual Insurance and was a member of the Board of Trustees of the Museum of Contemporary Art in Florida. He holds B.A. and D.D.S. degrees from the University of Detroit.

THE BOARD  UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management, and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the following directors and nominees are independent directors within the meaning of the NASDAQ listing standards: Messrs. McGoldrick, Reding, and Dr. Schwartz. In making this determination, the Board of Directors found that none of these directors and nominees had a material or other disqualifying relationship with the Company. Dr. Schwartz, who is our Interim Chief Executive Officer, is considered independent under the NASDAQ listing rule regarding interim officers.

Leadership structure

Effective May 5, 2016, the board of directors appointed Carl Schwartz as Interim Chief Executive Officer and appointed Thomas J. McGoldrick as Chairman of the Board. The Board believes that this division of leadership is in the best interests of the Company and its stockholders at this time.

Oversight of risk management

Board-level risk oversight is primarily performed by our full Board, although the Audit Committee oversees our internal controls and regularly assesses financial and accounting processes and risks. Our risk oversight process includes an ongoing dialogue between management and the Board and the Audit Committee, intended to identify and analyze risks that face the Company. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks for which a full analysis and risk mitigation plan are necessary. The Board (or the Audit Committee, with respect to risks related to internal controls, financial and accounting matters) monitors risk mitigation action plans developed by management, in order to ensure such plans are implemented and are effective in reducing the targeted risk.

Code of ethics and business conduct

On November 14, 2008, the Board adopted the Code of Ethics of Skyline Medical Inc. that applies to all officers, directors and employees of the Company. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Ethics is available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our executive office set forth on the cover page of this proxy statement.

Stockholder communications with the Board of Directors

Stockholders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)
Skyline Medical Inc.

Attention: Chief Financial Officer
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of Chief Financial Officer at the address of our principal executive offices listed above. All stockholder communications sent in care of our Chief Financial Officer will be forwarded promptly to the applicable director(s).

Meetings of the Board of Directors

The Board of Directors met 4 times during the fiscal year ended December 31, 2015. All directors attended at least 100% of the aggregate of the meetings of the Board of Directors and of the committees on which they served and which were held during the period for which they were directors or committee members. In addition, the directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent, in accordance with the Company’s Certificate of Incorporation, as amended, Amended and Restated Bylaws and Delaware law.

Information regarding committees of the Board of Directors

During the fiscal year ended December 31, 2015, the Board of Directors maintained three committees: the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The following table provides membership and meeting information for fiscal 2015 for each of the committees of the Board of Directors in existence through December 31, 2015:

Below is a description of each committee of the Board of Directors as such committees are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee of the Board; Audit Committee Financial Expert

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

The functions of the Audit Committee include, among other things:

•	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	coordinating, reviewing and appraising the audit efforts of the Company’s independent auditors and management and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department; and

•	communicating directly with the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the committee’s responsibilities and duties.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Our Audit Committee currently consists of Mr. McGoldrick, as the chairperson, Mr. Reding and
Dr. Schwartz. Mr. McGoldrick has a strong financial history specializing in the medical device industry. He qualifies as a financial expert. Each Audit Committee member is a non-employee director of the Board. The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Audit Committee met four times in fiscal 2015.

Compensation Committee

The Compensation Committee of the Board of Directors currently consists of two directors, Mr. McGoldrick, as the chairperson, and Dr. Schwartz. Both members of the Compensation Committee were appointed by the Board of Directors, and such committee consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent” as independence is currently defined in Rule 4200(a) (15) of the NASDAQ listing standards. In fiscal 2015, the Compensation Committee met two times.

The functions of the Compensation Committee include, among other things:

•	approving the annual compensation packages, including base salaries, incentive compensation, deferred compensation and stock-based compensation, for our executive officers;

•	administering our stock incentive plans, and subject to Board approval in the case of executive officers, approving grants of stock, stock options and other equity awards under such plans;

•	approving the terms of employment agreements for our executive officers;

•	developing, recommending, reviewing and administering compensation plans for members of the Board of Directors;

•	reviewing and discussing the compensation discussion and analysis with management; and

•	preparing any compensation committee report required to be included in the annual proxy statement.

All Compensation Committee approvals regarding compensation to be paid or awarded to our executive officers are rendered with the full power of the Board, though not necessarily reviewed by the full Board.

Our Chief Executive Officer may not be present during any Board or Compensation Committee voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers, but may not vote on such items of business.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of ours except that Dr. Schwartz is currently serving as Interim CEO. None of our officers currently serves, or has served during the last completed year, on the compensation committee or the board of directors of any other entity that has one or more officers serving as a member of the board of directors or the Compensation Committee.

Governance/Nominating Committee

The Governance/Nominating Committee of the Board of Directors currently consists of Mr. McGoldrick, as the chairperson, and Mr. Reding, each of whom is an “independent director,” as such term is defined by The NASDAQ Market Listing Rule 5605(a)(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

In furtherance of its purposes, the Governance/Nominating Committee:

•	Evaluates the composition, organization and governance of the Board, determines future requirements and make recommendations to the Board for approval;

•	Determines desired Board and committee skills and attributes and criteria for selecting new directors;

•	Reviews candidates for Board membership consistent with the Committee’s criteria for selecting new directors and annually recommend a slate of nominees to the Board for consideration at the Company’s annual stockholders’ meeting;

•	Reviews candidates for Board membership, if any, recommended by the Company’s stockholders;

•	Conducts the appropriate and necessary inquiries into the backgrounds and qualifications of possible director candidates;

•	Evaluates and considers matters relating to the qualifications and retirement of directors;

•	Develops a plan for, and consults with the Board regarding, management succession; and

•	Advises the Board generally on corporate governance matters.

In addition, the Committee, if and when deemed appropriate by the Board or the Committee, will develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate. The Committee also advises the Board on (a) committee member qualifications, (b) appointments, removals and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board. Finally, the Committee performs any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws and governing law as the Committee or the Board deems appropriate.

The Governance/Nominating Committee met four times during fiscal 2015.

Diversity

The Board of Directors does not currently have a policy regarding attaining diversity on the Board.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements. Except as described in this proxy statement, since the beginning of fiscal 2015, there were no related party transactions arising or existing requiring disclosure as required pursuant to NASDAQ listing standards, SEC rules and regulations or the Company’s policy and procedures.

RELATED PARTY TRANSACTIONS

In connection with the sale of the Series A Preferred Shares on February 4, 2014, Joshua Kornberg, our former President and Chief Executive Officer and a current director of the Company, was one of the purchasers. Mr. Kornberg purchased 19,231 Series A Preferred Shares for a purchase price of $25,000 and received warrants to purchase 52 shares of common stock. In August 2015, the holders of Series A Preferred Shares exchanged them for the Units sold in our public offering at that time. In that exchange, 250 shares of Series A Convertible Stock held by Mr. Kornberg were exchanged for 2,778 Units.

SOK Partners, LLC (“SOK”), a significant stockholder with Mr. Kornberg and Dr. Samuel Herschkowitz as managing partners, invested in the July 2014 offering of convertible notes and warrants. In November 2014, the convertible noteholders agreed to convert certain balances of the convertible notes in connection with the public offering of the Existing Units, in consideration of the agreement to issue certain additional shares. In connection with the Unit Offering in August 2015, all such convertible notes were redeemed at a redemption price of 140% of the principal amount thereof, plus accrued and unpaid interest. The Company paid approximately $163,000 to SOK in redemption of its convertible note.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the equity compensation plan information as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding restricted stock, warrants and options (a)	Weighted- average exercise price of outstanding options, warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (C)
Equity compensation plans approved by security holders (1)	850,385	$5.33	534,293
Equity compensation plans not approved by security holders	-	$-	-

(1)	Consists of outstanding options under the 2008 Equity Incentive Plan and the 2012 Stock Incentive Plan. The remaining share authorization under the 2008 Equity Incentive Plan was rolled over to the current 2012 Stock Incentive Plan.

EXECUTIVE COMPENSATION

Overview

This section describes the material elements of the compensation awarded to, earned by or paid to our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, as determined in accordance with SEC rules, collectively referred to as the “named executive officers.”

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2015 and December 31, 2014 by each of the named executive officers:

Name and Principal Position	Year	(5) Salary	Bonus	Stock Awards	(1) Option Awards	(6) All Other Compensation	Total Compensation

Joshua Kornberg, Former CEO and President (2)	2015	$326,162	$562,941	$-	$417,628	$27,000	$1,333,731
	2014	$275,000	$-	$-	$428,708	$33,000	$736,708

David O. Johnson, COO (3)	2015	$180,926	$178,000	$-	$32,969	$-	$391,895
	2014	$180,000	$-	$-	$52,910	$-	$232,910

Bob Myers, CFO (4)	2015	$174,550	$130,750	$-	$30,222	$-	$335,522
	2014	$165,000	$-	$-	$44,087	$-	$209,087

(1)	Represents the actual compensation cost recognized during 2015 and 2014 as determined pursuant to FASB ASC 718 – Stock Compensation utilizing the assumptions discussed in Note 3, “Stock Options and Warrants,” in the notes to the financial statements included in this report.

(2)	Effective May 5, 2016, Mr. Kornberg resigned as the Chief Executive Officer and President and an employee of the Company. In 2014 Mr. Kornberg also received options to purchase 2,179 shares of common stock as fees for serving on the Board of Directors. Mr. Kornberg’s minimum bonus for 2015 was 75% of his base salary or $206,250. During 2015 he also received $356,691 in additional bonuses, in recognition of bonus amounts from prior years that were waived. In 2015 also received bonus options to purchase 209,126 shares of common stock at $2.63 per share. Mr. Kornberg also received options to purchase 6,321 shares of common stock as fees for serving on the Board of Directors. Under a separation agreement entered into with Mr. Kornberg on June 13, 2016 (the “Separation Agreement”), all of Mr. Kornberg’s outstanding stock options were canceled. Under the Separation Agreement, Mr. Kornberg received 500,000 shares of restricted stock that vest on July 1, 2016 and will receive certain other consideration. See “Employment Contracts—Separation Agreement with Former Chief Executive Officer.”

(3)	Mr. Johnson’s minimum bonus for 2015 was 20% of his base salary, or $36,000. During 2015 he received $117,000 in income from additional bonuses in recognition of bonus amounts from prior years that were waived and $25,000 in an unwaived previous year’s bonus. In 2015 he also received bonus options to purchase 17,111 shares of common stock at $2.63 per share.

(4)	Mr. Myers’s minimum bonus for 2015 was 20% of his base salary, or $33,000. During 2015 he received $97,000 in income from additional bonuses in recognition of bonus amounts from prior years that were waived. During 2015 he also received bonus options to purchase 15,685 shares of common stock at $2.63 per share.

(5)	Salaries shown, where applicable are net of the 401(k) retirement plan put in place during 2013.

(6)	Mr. Kornberg’s All Other Compensation consists of health insurance premiums for Canadian health insurance for 2015 and 2014.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2015

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2015:

	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date
Joshua Kornberg (1)	8/13/2012	80,000		$6.00	8/13/2022
	3/14/2013	192,000		$5.63	3/14/2023
	9/30/2013	210		$23.85	9/30/2018
	12/31/2013	247		$20.25	12/31/2018
	3/6/2014	32,609		$17.25	3/6/2024
	3/31/2014	360		$13.88	3/31/2024
	6/30/2014	444		$11.25	6/30/2024
	9/30/2014	606		$8.25	9/30/2024
	12/31/2014	769		$6.50	12/31/2024
	3/31/2015	1,449		$3.45	3/31/2025
	6/30/2015	1,613		$3.10	6/30/2025
	9/30/2015	1,558		$3.21	9/30/2025
	10/21/2015	209,126		$2.63	10/21/2025
	12/31/2015	1,701		$2.94	12/31/2025

David O. Johnson	8/13/2012	13,334		$6.00	8/13/2022
	3/18/2013	12,659		$5.93	3/18/2023
	3/6/2014	4,174		$17.25	3/6/2024
	10/21/2015	17,111		$2.63	10/21/2025

Bob Myers	8/13/2012	13,334		$6.00	8/13/2022
	3/18/2013	10,549		$5.93	3/18/2023
	3/6/2014	3,479		$17.25	3/6/2024
	10/21/2015	15,685		$2.63	10/21/2025

(1)	Effective May 5, 2016, Mr. Kornberg resigned as the Chief Executive Officer and President and an employee of the Company. Does not reflect an award of 66,667 shares of restricted stock which the Compensation Committee has approved. Such shares would vest upon certain changes in control of the Company. Under the Separation Agreement, all of Mr. Kornberg’s outstanding stock options were canceled. Mr. Kornberg’s 66,667 shares of restricted stock were canceled, and he received 500,000 shares of restricted stock that vest on July 1, 2016 and will receive certain other consideration. See “Employment Contracts—Separation Agreement with Former Chief Executive Officer.”

Executive Compensation Components for Fiscal 2015

Base Salary. Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team that will successfully grow our business and create stockholder value. We also utilize base salaries to reward individual performance and contributions to our overall business objectives, but seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through our stock options and restricted stock awards.

The Compensation Committee reviews the Chief Executive Officer’s salary at least annually. The Compensation Committee may recommend adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee also reviews other executives’ salaries throughout the year, with input from the Chief Executive Officer. The Compensation Committee may recommend adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendation and the reviewed executives’ responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both our Company (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

Stock Options and Other Equity Grants. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we make periodic grants of long-term compensation in the form of stock options or restricted stock to our executive officers, directors and others in the organization.

Stock options provide executive officers with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option shares to vest. This provides an incentive for an option holder to remain employed by us. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase stockholder value. Under our Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), we may also make grants of restricted stock awards, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. We adopted the 2012 Plan to give us flexibility in the types of awards that we could grant to our executive officers and other employees.

Limited Perquisites; Other Benefits. We provide our employees with a full complement of employee benefits, including health and dental insurance, short term and long term disability insurance, life insurance, a 401(k) plan, FSA flex plan and Section 125 plan. Mr. Kornberg receives $3,000 monthly as a health insurance reimbursement in lieu of accepting the Company medical plan benefits.

Employment Contracts

Separation Agreement with Former Chief Executive Officer

Effective May 5, 2016, Joshua Kornberg resigned as the Chief Executive Officer and President and an employee of the Company. In connection with Mr. Kornberg’s resignation, the Company and Mr. Kornberg entered into a separation agreement on June 13, 2016 (the “Separation Agreement”). Mr. Kornberg resigned as a member of the Board of Directors effective June 13, 2016.

Pursuant to the Separation Agreement, the Company is required to pay Mr. Kornberg: (a) $15,443.20 less any required tax withholdings in a lump sum on July 15, 2016; (b) $75,000 less any required tax withholdings on July 15, 2016; (c) an additional $75,000 less any required tax withholdings payable in 6 monthly installments of $12,500, due on the first regular payday of each month, starting on August 15, 2016; and (d) an additional $450,000 less any required tax withholdings payable in 11 monthly installments of $40,909, due on the first regular payday of each month, starting on February 15, 2017. The Company issued to Mr. Kornberg a restricted stock award (the “Award”) under the Company’s stock incentive plan consisting of 500,000 shares. The Award will vest on July 15, 2016, provided that Mr. Kornberg has not revoked the Separation Agreement. The value of the Award for purposes of the Separation Agreement (the “Award Value”) is $90,350.61, based on a ten day volume-weighted average closing sale price per share of the Company’s common stock. Mr. Kornberg agreed that the withholding taxes in connection with the Award will be offset against cash payments otherwise due to him in four monthly installments. He also agreed that, from the date of the Separation Agreement through the date four months after the vesting date of the Award, he will limit his sales of the Company’s common stock in any week to two percent of an average weekly trading volume of the Company’s common stock. Mr. Kornberg was also entitled to retain a laptop computer and iPad previously purchased by the Company.

In addition, the Company agreed to, at its option, either (a) pay Mr. Kornberg $309,649.39 (the “Additional Cash Amount”), equal to the difference between $400,000 and the Award Value, payable in equal monthly installments of $40,909, due on the first regular payday of each month, starting on January 15, 2018, less any required tax withholdings, or (b) issue to Mr. Kornberg shares of common stock of the Company (the “Additional Shares”) on January 15, 2018 with an aggregate fair market equal to the Additional Cash Amount, based on a ten day volume-weighted average closing sale price per share. If the Company elects to issue the Additional Shares, it agreed to take certain actions to register the shares for resale and take other reasonable actions to facilitate the removal of restrictions on transfer. Mr. Kornberg agreed to reimburse the Company for all required tax withholdings as a result of the issuance of the Additional Shares according to a schedule set forth in the Separation Agreement. He also agreed to, for the six month period commencing on the date the Additional Shares are issued, limit his sales of the Company’s common stock in any week to two percent of an average weekly trading volume of the Company’s common stock.

Under the Separation Agreement, all of Mr. Kornberg’s outstanding stock options and outstanding restricted stock prior to the date of the Separation Agreement were canceled, consisting of options to purchase 552,104 shares and 66,667 shares of restricted stock.

The Separation Agreement includes a waiver and release of claims by Mr. Kornberg. He will also continue to be bound by the terms of any restrictive covenant agreements he had with the Company.

Employment Agreement with Former Chief Executive Officer

The following describes Mr. Kornberg’s relevant agreements as Chief Executive Officer and President.

Base Salary. Our employment agreement, dated March 14, 2013, with Joshua Kornberg, President, Chief Executive Officer and Interim Chairman of the Board, provided that his initial annual base salary would be $250,000 and that his base salary for subsequent years is to be determined by the Board. Effective in March 2014 Mr. Kornberg’s annualized base salary was increased to $275,000. We offered this amount as part of a package of compensation to ensure that we retain Mr. Kornberg in his current capacity with our Company. The compensation package for Mr. Kornberg was designed to provide annual cash compensation, combined with the equity compensation described below, sufficient to induce him to remain with the Company and continue to incentivize him to create revenue growth and stockholder value.

Incentive Compensation. In connection with his employment during the Term, Mr. Kornberg shall be eligible to receive cash and/or equity incentive compensation as determined by the Board and/or the Compensation Committee from time to time, including, without limitation, the incentive compensation described below:

Annual Bonus. Mr. Kornberg shall be eligible to receive with respect to each calendar year ending during the Term of the Executive’s employment with the Company a bonus payment subject to the terms of this Section (the “Annual Bonus”). The amount of the Annual Bonus shall be determined based on the attainment of reasonable Company and/or individual performance metrics established and revised annually by the Compensation Committee and/or Board in consultation with Mr. Kornberg, which shall be set at or about the beginning of the given year to which the metrics relate. Mr. Kornberg’s target Annual Bonus shall be 150% of his Base Salary (the “Target Annual Bonus”); provided, however, that the actual amount of the Annual Bonus for each calendar year shall be determined by the Compensation Committee and/or the Board based on relative level of achievement of the applicable metrics and which may be in an amount greater or less than the Target Annual Bonus but shall not be less than 50% of the Target Annual Bonus (the “Minimum Bonus”). The Annual Bonus shall be payable in a single lump sum in cash between January 1 and March 15 of the year following the calendar year to which such Annual Bonus relates. Except as otherwise provided in the Employment Agreement, to earn and be entitled to payment of an Annual Bonus in respect of a given calendar year, Mr. Kornberg must be employed by the Company on the last day (i.e., December 31st) of the calendar year to which the bonus relates. Notwithstanding the foregoing, Mr. Kornberg (or his estate, if applicable) shall receive a pro-rata portion of the Target Annual Bonus (calculated as if all applicable performance metrics had been attained at 100% and based on the portion of the calendar year during which the Executive was employed) (the “Pro-Rata Bonus”) for the calendar year during which the Executive’s employment terminates due to: (i) termination by the Company without Cause (as defined below); (ii)termination by the Executive for Good Reason (as defined below); or (iii) termination due to the Executive’s death or Disability (as defined below).

Equity Incentive Grants. Mr. Kornberg shall receive annual equity incentive grants (e.g., stock options, restricted stock or other stock-based awards) with respect to each calendar year ending during the Term of Mr. Kornberg’s employment with the Company, which shall be granted on December 31st of the calendar year to which such grant pertains (each an “Annual Grant”). Each Annual Grant shall be granted in accordance with the terms and conditions of the applicable equity incentive plan or plans then in effect and will be evidenced by an award agreement issued under the applicable plan. The target aggregate grant date fair value of each such Annual Grant shall be 200% of Mr. Kornberg’s Base Salary (the “Target Grant”); provided, however, that the actual amount of any such award shall be determined in the reasonable discretion of the Compensation Committee and/or the Board and may be greater than the Target Grant but shall not be less than the Target Grant. Each Annual Grant shall be fully vested on the date of grant; provided, however, that any equity incentive grant Mr. Kornberg receives that is not an Annual Grant will be subject to the vesting provisions contained in the applicable award agreement.

Compensation Upon Termination.

Termination Generally. If Mr. Kornberg’s employment with the Company is terminated for any reason, the Company shall pay or provide to Mr. Kornberg (or to his authorized representative or estate) (i) any Base Salary earned through the Date of Termination (paid on or before the time required by law but in no event more than 30 days after the Date of Termination); (ii) if the Date of Termination occurs following the end of a given calendar year, but prior to payment of the Annual Bonus with respect to such year, the Annual Bonus payable for such prior calendar year (paid in accordance with Section 2(c)(i)) of the Employment Contract; (iii) if applicable under Section 2(c)(i), the Pro-Rata Bonus for the year during which the Date of Termination occurs (paid at the time the Company pays bonuses with respect to such year); (iv) unpaid expense reimbursements (subject to, and in accordance with, Sections 2(d), 2(f) and 2(i) of the Employment Contract) and, if applicable under Section 2(h) of the Employment Contract, unused vacation that accrued through the Date of Termination (paid on or before the time required by law but in no event more than 30 days after the Date of Termination); and (v)any vested benefits the Executive may have under any Executive Benefit Plan or other employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such benefit plans (collectively, the “Accrued Benefits”).

Termination by the Company Without Cause or by the Executive with Good Reason. During the Term, if Mr. Kornberg’s employment is terminated by the Company without Cause as provided in Section 3(d) the Employment Contract or Mr. Kornberg terminates his employment for Good Reason as provided in Section 3(e), then the Company shall pay Mr. Kornberg his Accrued Benefits (as provided in Section 4(a) of the Employment Contract). In addition, subject to Mr. Kornberg signing a full and final release of all releasable claims in favor of the Company and related persons and entities in a reasonable form and manner reasonably satisfactory to the Company (the “Release”) and the expiration of the applicable revocation period for the Release:

a.	the Company shall pay Mr. Kornberg an amount equal to two (2) times the sum of (x) the Executive’s Base Salary; and (y) the Executive’s Target Annual Bonus (i.e., 100% of the Target Annual Bonus amount as if employed for the full year and all applicable performance metrics had been fully achieved) (the “Severance Amount”). The Severance Amount shall be paid in a cash lump sum payment within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the lump sum payment of the Severance Amount shall be paid in the second calendar year (but prior to the end of the 60-day period). Each payment pursuant to the Employment Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2);

b.	effective upon the Date of Termination, all stock options and other stock-based awards (including, without limitation, all such awards/grants under Sections 2(b)(ii) and 2(c)(ii)) of the Employment Contract held by Mr. Kornberg and all yet unvested portions thereof shall immediately and fully accelerate and vest and become exercisable or nonforfeitable as of the Date of Termination (to the extent that the Release is not effective as of the Date of Termination, the Company shall take all necessary corporate action to ensure that no such stock-based awards terminate or are forfeited by Mr. Kornberg from the Date of Termination until the date such accelerated vesting and/or exercisability becomes effective);
c.	if the Annual Grant had not been made with respect to the year in which the Date of Termination occurs, the Company shall grant to Mr. Kornberg on the Date of Termination such number of shares of common stock with an aggregate fair market value on the Date of Termination equal to 200% of Mr. Kornberg’s Base Salary (which grant shall be fully vested on the Date of Termination); and
d.	the Company shall provide Mr. Kornberg (and, as applicable, his spouse and eligible dependents) with continued medical (health, dental, and vision), life insurance (as provided in Section 2(g) of the Employment Contract) and disability benefits, at the Company’s expense, to the same extent in which the Executive participated prior to the Date of Termination for a period of 18 months following the Date of Termination; provided, however, if the Company cannot provide, for any reason, Mr. Kornberg or his dependents with the opportunity to participate in the benefits to be provided pursuant to this paragraph (at the Company’s expense), the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the date the Company cannot provide such benefits, in an amount equal to the fair market value of the benefits to be provided pursuant to this paragraph plus an amount necessary to “gross-up” Mr. Kornberg with respect to any Federal, state or local taxation due on such single sum cash payment. If Mr. Kornberg (and his spouse and dependents, as applicable) was/were covered by Mr. Kornberg’s own health insurance premiums for which Mr. Kornberg was being reimbursed pursuant to Section 2(t) of the Employment Contract, then the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the Date of Termination, equal to the total amount of the monthly premiums for such insurance coverage for a period of 18 months.

Change in Control Payment. The provisions of this set forth certain terms of the Employment Agreement regarding Mr. Kornberg’s rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance Mr. Kornberg’s continued attention and dedication to his assigned duties and his objectivity during the pendency and/or after the occurrence of any such event. These provisions shall terminate and be of no further force or effect beginning eighteen (18) months after the occurrence of a Change in Control if Mr. Kornberg remains employed with the Company through and at such time.

Change in Control. In the event of a Change in Control (as defined in the Employment Agreement):

a.	notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Kornberg (including, without limitation, all such awards/grants under Sections 2(b)(ii) and 2(c)(ii)) the Employment Contract and all yet unvested portions thereof shall immediately and fully accelerate and vest and become fully exercisable or nonforfeitable as of immediately prior to the closing or occurrence (as applicable) of the event constituting the Change in Control; and

b.	if, in connection with or within 18 months after a Change in Control, Mr. Kornberg’s employment is terminated by the Company without Cause as provided in Section 3(d) the Employment Contract or Mr. Kornberg terminates his employment for any reason, then the Company shall pay Mr. Kornberg his Accrued Benefits (as provided in Section 4(a) above). In addition, subject to the signing of the Release by the Executive and the expiration of the applicable revocation period for the Release:

(A)	the Company shall pay Mr. Kornberg a lump sum in cash in an amount equal to three times the sum of (A) Mr. Kornberg’s current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher); and (B) Mr. Kornberg’s Target Annual Bonus (or Mr. Kornberg’s Target Annual Bonus in effect immediately prior to the Change in Control, if higher). Such payment shall be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid in the second calendar year (but prior to the end of the 60-day period);

(B)	to the extent not covered by and accelerated pursuant to Section 5(a)(i) of the Employment Contract, effective upon the Date of Termination all stock options and other stock-based awards (including, without limitation, all such awards/grants under Sections 2(b)(ii) and 2(c)(ii)) of the Employment Contract held by Mr. Kornberg and all yet unvested portions thereof shall immediately and fully accelerate and vest and become exercisable or nonforfeitable as of the Date of Termination (to the extent that the Release is not effective as of the Date of Termination, the Company shall take all necessary corporate action to ensure that no such stock-based awards terminate or are forfeited by Mr. Kornberg from the Date of Termination until the date such accelerated vesting and/or exercisability becomes effective);

(C)	if the Annual Grant had not been made with respect to the year in which the Date of Termination occurs, the Company shall grant to Mr. Kornberg on the Date of Termination such number of shares of common stock with an aggregate fair market value on the Date of Termination equal to 200% of Mr. Kornberg’s Base Salary (which grant shall be fully vested on the Date of Termination);

(D)	the Company shall provide Mr. Kornberg (and, as applicable, his spouse and eligible dependents) with continued medical (health, dental, and vision), life insurance (as provided in Section 2(g) of the Employment Contract) and disability benefits, at the Company’s expense, to the same extent in which Mr. Kornberg participated prior to the Date of Termination for a period of 18 months following the Date of Termination; provided, however, if the Company cannot provide, for any reason, Mr. Kornberg or his dependents with the opportunity to participate in the benefits to be provided pursuant to this paragraph (at the Company’s expense), the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the date the Company cannot provide such benefits, in an amount equal to the fair market value of the benefits to be provided pursuant to this paragraph plus an amount necessary to “gross-up” Mr. Kornberg with respect to any Federal, state or local taxation due on such single sum cash payment. If Mr. Kornberg (and his spouse and dependents, as applicable) was/were covered by Mr. Kornberg’s own health insurance premiums for which Mr. Kornberg was being reimbursed pursuant to Section 2(f) of the Employment Contract, then the Company shall pay to Mr. Kornberg a single sum cash payment, payable within 60 days following the Date of Termination, equal to the total amount of the monthly premiums for such insurance coverage for a period of 18 months;

(E)	Gross-Up Payment.

(i)	Anything in the Employment Agreement to the contrary notwithstanding, in the event it shall be determined that the amount of any compensation, payment or distribution by the Company to or for the benefit of Mr. Kornberg, whether paid or payable or distributed or distributable pursuant to the terms of the Employment Agreement or otherwise, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations thereunder (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Mr. Kornberg with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Mr. Kornberg shall be entitled to receive an additional payment or payments (collectively, the “Gross-Up Payment”) such that the net amount retained by Mr. Kornberg, after deduction of any Excise Tax on the Severance Payments, any Federal, state, and local income tax, employment tax and Excise Tax upon the payment provided by this Section, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Severance Payments.

(ii)	Subject to the provisions of Section 5(b)(iii) of the Employment Contract, all determinations required to be made under this clause (ii), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Mr. Kornberg within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or Mr. Kornberg. For purposes of determining the amount of the Gross-Up Payment, Mr. Kornberg shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Mr. Kornberg’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The Gross-Up Payment, if any, as determined pursuant to this clause (ii), shall be paid to the relevant tax authorities as withholding taxes on behalf of Mr. Kornberg at such time or times when each Excise Tax payment is due. Any determination by the Accounting Firm shall be binding upon the Company and Mr. Kornberg. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 5(b)(iii) of the Employment Contract and Mr. Kornberg thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by Mr. Kornberg in connection with the proceedings described in Section 5(b)(iii) of the Employment Contract, shall be promptly paid by the Company to the relevant tax authorities as withholding taxes on behalf of Mr. Kornberg.

(iii)	Mr. Kornberg shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Mr. Kornberg knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Mr. Kornberg shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Mr. Kornberg in writing prior to the expiration of such period that it desires to contest such claim, provided that the Company has set aside adequate reserves to cover the Underpayment and any interest and penalties thereon that may accrue, the Executive shall:

(A)	give the Company any information reasonably requested by the Company relating to such claim;

(B)	take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company;

(C)	cooperate with the Company in good faith in order to effectively contest such claim; and

(D)	permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Mr. Kornberg harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.

(iv)	If, after a Gross-Up Payment by the Company on behalf of Mr. Kornberg pursuant to this Section 5(b) of the Employment Contract, Mr. Kornberg becomes entitled to receive any refund with respect to such claim, Mr. Kornberg shall (subject to the Company’s complying with the requirements of Section 5(b)(iii) of the Employment Contract) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

Employment Agreements with Chief Operating Officer and Chief Financial Officer

On August 13, 2012, the Company entered into employment agreements with David O. Johnson, who has served as Chief Operating Officer since July 1, 2012, and Bob Myers, who has served as Chief Financial Officer since July 1, 2012 (Messrs. Johnson and Myers are referred to as the “executives”). Under the agreements the employment of each of these individuals with the Company is at will.

The annualized base salaries of Messrs. Johnson and Myers were $150,000 and $125,000, respectively for their first year employed. Effective July 1, 2013 the annualized base salaries of Messrs. Johnson and Myers were $180,000 and $150,000, respectively. Effective in March 2014 Mr. Myers annualized base salary was increased to $165,000. Such base salaries may be adjusted by the Company but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction. The executives will also each be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by the Company, subject to the attainment of certain objectives. The executives have a minimum bonus guarantee of 20% of their annualized salary.

If the Company terminates the executive’s employment without cause or if the executive terminates his employment for “good reason,” he shall be entitled to receive from Company severance pay in an amount equal to (a) before the first anniversary of the date of the agreement, three months of base salary, or (b) on or after the first anniversary of the date of the agreement, twelve months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon executive’s execution of a full and final release of liability. “Cause” is defined to mean the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Board, if such conduct is not cured within 30 days after notice; the executive embezzles or misappropriates assets of Company or any of its subsidiaries; the executive’s violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; breach of any agreement between the executive and the Company or to which Company and the executive are parties, or a breach of his fiduciary responsibility to the Company; commission by of fraud or other willful conduct that adversely affects the business or reputation of Company; or, Company has a reasonable belief the executive engaged in some form of harassment or other improper conduct prohibited by Company policy or the law. “Good reason” is defined as (i) a material diminution in Employee’s position, duties, base salary, and responsibilities; or (ii)Company’s notice to Employee that his or her position will be relocated to an office which is greater than 100 miles from Employee’s prior office location. In all cases of Good Reason, Employee must have given notice to Company that an alleged Good Reason event has occurred and the circumstances must remain uncorrected by Company after the expiration of 30 days after receipt by Company of such notice.

During each executive’s employment with the Company and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with the Company or solicit clients or prospective clients of the Company with whom he worked, solicited, marketed, or obtained confidential information about during his employment with the Company, regarding services or products that are competitive with any of the Company’s services or products.

Potential Payments Upon Termination or Change of Control

See “Employment Agreement with Former Chief Executive Officer” for certain provisions of Mr. Kornberg’s Employment Agreement relating to a change in control.

Most of our stock option agreements provide for an acceleration of vesting in the event of a change in control as defined in the 2012 Stock Incentive Plan. Additionally, the restricted stock agreements that were awarded to management and directors in 2013 also provide for an acceleration of vesting in the event there is a change in control as defined in the 2012 Plan. See also “Employment Contracts” above.

DIRECTOR COMPENSATION

Effective in 2013 the Board instituted a quarterly and an annual stock options award program for all the directors under which they are awarded options to purchase $5,000 worth of shares of common stock, par value $0.01 per quarter at an exercise price determined by the close on the last day of the quarter. Additionally, the directors that serve on a committee will receive options to purchase $10,000 worth of shares of common stock, par value $0.01 annually, per committee served, at an exercise price determined by the close on the last day of the year.

Director Compensation Table for Fiscal 2015

The following table summarizes the compensation paid to each non-employee director in the fiscal year ended December 31, 2015:

	Fees Paid or Earned in Cash	Stock Awards	Option Awards		Total
Thomas McGoldrick	$-	$-	$36,759	(1)	$36,759
Ricardo Koenigsberger	$-	$-	$7,340	(2)	$7,340
Andrew Reding	$-	$-	$29,402	(3)	$29,402
Frank Mancuso, Jr.	$-	$-	$29,402	(4)	$29,402

(1)	Mr. McGoldrick was awarded options to purchase 16,525 shares of common stock both for serving on the Board and for participating on the Audit, Compensation and Corporate Governance Committees.

(2)	Mr. Koenigsberger was awarded options to purchase 3,062 shares of common stock both for serving on the Board and for participating on the Audit and Corporate Governance Committees. Mr. Koenigsberger resigned as a Director effective June 5, 2015.

(3)	Mr. Reding was awarded options to purchase 13,124 shares of common stock both for serving on the Board and for participating on the Audit and Corporate Governance Committees.

(4)	Mr. Mancuso was awarded options to purchase 13,124 shares of common stock both for serving on the Board and for participating on the Audit and Compensation Committees. Mr. Mancuso resigned as a Director effective January 13, 2016.

PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

Our Board of Directors has approved a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 600,000,000 and of preferred stock from 20,000,000 to 40,000,000. The form of certificate of amendment to increase our authorized share capital is attached as Appendix A to this proxy statement.

Background and Reasons for the Proposed Amendment

The authorized capital stock of the Company currently consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 are authorized as Series B Convertible Preferred Stock, par value $0.01 per share. As of June 6, 2016, there were 67,338,566 shares of common stock issued and outstanding, and 6,905 shares of preferred stock issued and outstanding.

As described in detail under the caption “Proposal 3: Approval of Reverse Stock Split,” the Board of Directors intends to effect a reverse stock split of the Company’s common stock prior to the effective date of the amendment to our certificate of incorporation to increase the number of authorized shares. In connection with the reverse stock split, the number of shares of authorized common stock of the Company (currently 100,000,000 and, after giving effect to such increase, will be 600,000,000) will be reduced proportionately to the reduction in outstanding shares of common stock.

The stockholder base of our Company and number of outstanding shares have grown significantly over the past year, following our August 2015 public offering of Units and the subsequent cashless exercise of a significant number of Series A Warrants that were included in the Units. In anticipation of further growth, we believe that amending our certificate of incorporation to increase the number of authorized shares is consistent with the Board’s strategic vision of the Company to be one of the premier providers of fluid management disposal systems.

As of June 6, 2016, 67,338,566 shares of common stock are outstanding, 6,905 shares of preferred stock are outstanding, 868,570 shares of common stock are reserved under outstanding stock options, 935,237 shares of common stock are reserved under the Company’s Amended and Restated 2012 Stock Incentive Plan, 17,177,571 shares of common stock are reserved upon exercise of outstanding warrants and 6,905 shares of common stock are reserved upon conversion of outstanding preferred stock. This leaves only 13,673,151 shares of common stock (13.7 % of the total authorized shares of common stock) available for future issuances. In connection with equity financings in the near future, additional shares of common stock, preferred stock, warrants or other equity securities may be issued, making it necessary to increase the authorized shares.

Increasing the number of shares authorized will enable the Company to have sufficient shares for its anticipated equity financings, future equity offerings, strategic acquisition opportunities, the continued issuance of equity awards under the Company’s Amended and Restated 2012 Stock Incentive Plan to recruit and retain key employees, and for other proper corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock, although the Company presently has no obligations to issue additional capital stock other than as described above.

The increased authorized capital stock will provide the Board of Directors with the ability to approve the issuance of additional shares of capital stock, and securities that are convertible or exercisable into shares of such capital stock, without further vote of the stockholders, except as required under applicable law. The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Board of Directors. Under our certificate of incorporation, our stockholders do not have preemptive rights with respect to our common stock or our preferred stock. Thus, should our Board elect to issue additional shares, existing stockholders would not have any preferential rights to purchase any shares. In addition, under our certificate of incorporation, the Board has the authority to approve the rights and preferences of classes or series of preferred stock without stockholder approval.

The proposed amendment to our certificate of incorporation is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. In the case of preferred stock, under certain circumstances, it may have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company.

Stockholder Vote Required

In order to be approved, Proposal 2 must be approved by a majority of shares entitled to vote either in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL.

PROPOSAL 3: APPROVAL OF REVERSE STOCK SPLIT

Our Board of Directors has approved a proposal to amend our certificate of incorporation to effect a reverse stock split of the Company’s common stock, as described below (the “Reverse Stock Split”). The form of certificate of amendment to effect the reverse stock split is attached as Appendix B to this proxy statement.

The authorized capital stock of the Company currently consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 are authorized as Series B Convertible Preferred Stock, par value $0.01 per share. As of June 6, 2016, there were 67,338,566 shares of common stock issued and outstanding, and 6,905 shares of preferred stock issued and outstanding. After giving effect to the amendment described under the caption “Proposal 2: Approval of Amendment to our Certificate of Incorporation to Increase our Authorized Share Capital,” the authorized capital stock of the Company will be 600,000,000 shares of common stock, par value $0.01 per share, and 40,000,000 shares of preferred stock.

The Reverse Stock Split amendment proposal permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of not less than one-for-two (1:2) and not more than one-for-fifty (1:50), with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, in any case no later than July 31, 2017. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, the Board of Directors may consider, among other things, factors such as:

•	the continued listing requirements of The Nasdaq Capital Market;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, even after stockholder approval, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, no less than two and no more than one hundred shares of existing common stock, as determined by the Board of Directors, will be combined into one share of common stock. The amendment to the Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the reverse stock split ratio determined by the Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will reduce proportionately the number of authorized shares of our common stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is to increase the market price of our common stock to enhance our ability to meet the continued listing requirements of The Nasdaq Capital Market. The Reverse Stock Split would increase the market price of our common stock, as well as reduce certain of our costs and may facilitate trading or reduce costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

On April 13, 2016, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company does not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The notification had no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq’s Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the notice, or until October 10, 2016, to regain compliance with the Minimum Bid Price Requirement. If at any time before October 10, 2016, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. The Reverse Stock Split would, with the appropriate ratio, cause the Company to meet the Minimum Bid Price Requirement and thereby avoid a delisting of its common stock from the The Nasdaq Capital Market due to such deficiency.

In the event the Company does not regain compliance with the Minimum Bid Price Requirement by October 10, 2016, the Company may be eligible for additional time. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period of 180 calendar days, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing. Whether or not the Reverse Stock Split is effected, the Company intends to continue actively monitoring the bid price for its common stock between now and October 10, 2016, and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

If stockholder approval is obtained to effect the Reverse Stock Split, the Board will have the authority to implement the Reverse Stock Split on or before July 31, 2017. However, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, a minimum of two and a maximum of forty shares of existing common stock will be combined into one new share of common stock. Based on 76,365,840 shares of common stock issued and outstanding as of June 17, 2016, immediately following the Reverse Stock Split, the Company would have approximately 38,182,920 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Stock Split is one-for-two (1:2), and approximately 1,527,317 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Stock Split is one-for-fifty (1:50). Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) following the transaction between approximately 1,527,317 and 38,182,920 shares. Fractional shares will not be issued. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares, as described above.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Split Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Assuming that the Company’s meets the Minimum Bid Requirement, we expect that our common stock will continue to be quoted on The Nasdaq Capital Market under the symbol “SKLN.”

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent necessary instructions by our transfer agent after the Split Effective Time indicating how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to our transfer agent in accordance with its instructions. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

This proposed amendment to the Certification of Incorporation will not affect the par value of our common stock per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is for general information only, is not tax advice, and is not intended to constitute a complete description of all tax consequences relating to the Reverse Stock Split.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a U.S. holder. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock, that is, for U.S. federal income tax purposes:

•                     an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

•                     a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof, or the District of Columbia;

•                     an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•                     a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special tax treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons hold our common stock as other than “capital assets” within the meaning of Section 1221 of the Code. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The information in this summary is based on the provisions of the Internal Revenue Code of 1986, as amended, final and temporary U.S. Treasury regulations, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing judicial authority, all as in effect as of the date of this Information Statement. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretation of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the Reverse Stock Split. Thus, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except for a stockholder receiving an additional share of common stock in lieu of a fractional share (as described below). The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, excluding the basis of the fractional share, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. A stockholder who receives one whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should not rely on the foregoing and should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Stockholder Vote Required

In order to be approved, Proposal 3 must be approved by a majority of shares entitled to vote either in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

PROPOSAL 4: APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE TO 100,000,000 AND INCREASE CERTAIN THRESHOLDS FOR LIMITATIONS ON GRANTS AND RE-APPROVAL OF CERTAIN PERFORMANCE GOALS

Introduction

The Skyline Medical Inc. Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) has previously been adopted by the Board and approved by the stockholders.

On June 6, 2016, the Board approved amendments to the 2012 Plan that increase the number of shares of common stock of the Company reserved for issuance thereunder by 98,666,666, to a total of 100,000,000 (the “Amendments”). The Amendments also increased the limitations described under “Limitation on Certain Grants” below

The Amendments are subject to and contingent upon the approval by of the Company’s stockholders at the Annual Meeting. The stockholders are being asked to approve the Amendments and to re-approve the performance goals for performance awards as described under “Performance Awards” below.

Background

The Company adopted its 2008 Equity Incentive Plan (the “2008 Plan”) on October 31, 2008 to aid the Company’s efforts to retain and motivate eligible employees and align the interests of eligible employees with those of stockholders. The share reserve under the 2012 Plan was 20,000,000, plus the 3,850,720 shares that remained subject to the share reserve under the 2008 Plan as of the date the 2012 plan was initially adopted were added to the 2012 Plan reserve. As disclosed in the definitive proxy statement dated September 4, 2012 for the annual meeting held on September 20, 2012, following the adoption of the 2012 Plan the Company made awards of stock options covering 9,300,000 shares. The number of shares of common stock of the Company reserved for issuance under the 2012 Plan was increased by 30,000,000 to a total of 50,000,000, which was approved by the Company’s stockholders on April 15, 2013. A subsequent increase in the number of shares of common stock of the Company reserved for issuance under the 2012 Plan by 50,000,000 to a total of 100,000,000 was approved by the Company’s stockholders on September 10, 2013. Due to a 1-for-75 reverse stock split effective October 24, 2014, the shares reserve was reduced to 1,333,333 shares.

If the Amendments are approved, an aggregate of 100,000,000 shares of common stock of the Company will be authorized for issuance under the 2012 Plan, an increase of 98,666,666 shares, and there will be 99,116,106 shares available for future grants. In determining the amount of the increase in the 2012 Plan, the Board took into account its intention to grant further equity awards to current and future executive officers and key employees of the Company, and the current value of the Company’s common stock. The closing price of the Company’s common stock was $0.14 per share on June 2, 2016. Because the future stock price cannot be predicted, the Board recommended the increase in the share reserve in an amount that it believes sufficient for the Company’s needs based on the current stock price. However, if the Company’s stock price was to increase substantially in the future (after adjustment for any future stock splits or consolidations), then the Board believes that fewer shares would be needed for future individual awards to executive officers and key employees. In the event the Company’s Board of Directors effects a reverse stock split as described under Proposal 3, the number of shares reserved for issuance thereunder will be adjusted proportionately.

Finally, the 2012 Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation. Among other things, in order to comply, the 2012 Plan must specify the amount of stock options, SARs or performance awards that may be awarded to a recipient during any one fiscal year, and the thresholds must be disclosed to and approved by the Company’s stockholders. Following the approval of the Amendments, the 2012 Plan will provide that, during any one fiscal year, no person shall receive awards under the 2012 Plan that could result in that person receiving, earning or acquiring, subject to adjustment: (a) stock options and SARs for, in the aggregate, more than 20,000,000 shares of common stock; or (b) performance awards, in the aggregate, for more than 10,000,000 shares of common stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000. Approval of the Amendments and re-approval of the performance goals will help the Company preserve the maximum deductibility of future compensation under the 2012 Plan.

The Board believes that approval of the Amendments and re-approval of the performance goals are in the best interests of the Company and its stockholders because the availability of an adequate number of shares reserved for issuance under the 2012 Plan, as well as complying with Section 162(m), are important factors in attracting, retaining, and motivating employees, consultants and directors in order to achieve the Company’s long-term growth and profitability objectives.

Below is a summary of the 2012 Plan (as if the Amendments were effective), which is qualified entirely by reference to the complete text of the 2012 Plan, a copy of which, marked to show changes from the previous version of the 2012 Plan, is attached as Appendix C to this proxy statement.

Description of the 2012 Plan

General. The purpose of the 2012 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The 2012 Plan is administered by the compensation committee, or if no committee is designated, the board. The compensation committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the board, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units (“RSUs”); and (f) performance awards.

Shares Subject to 2012 Plan. Subject to adjustment, the number of shares of common stock which may be issued under the 2012 Plan shall not exceed 99,064,763 shares. In addition, any shares that were available in the reserve of the 2008 Plan were added to the 2012 Plan share reserve for issuance under the 2012 Plan. If an Incentive granted under the 2012 Plan or under the 2008 Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the 2012 Plan pursuant to another Incentive.

Description of Incentives

Stock Options. The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The 2012 Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the option price per share may not be less than the fair market value of the common stock on the grant date, and the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time cannot exceed $100,000. All incentive stock options must be granted within ten years from the earlier of the date of the 2012 Plan’s adoption by the board or approval by the Company’s stockholders.

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. The exercise price may not be less than the fair market value of the common stock on the grant date.

Limitation on Certain Grants. Following the approval of the Amendments, during any one fiscal year, no person shall receive Incentives under the 2012 Plan that could result in that person receiving, earning or acquiring, subject to adjustment: (a) stock options and SARs for, in the aggregate, more than 20,000,000 shares of common stock; or (b) performance awards, in the aggregate, for more than 10,000,000 shares of common stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, with or without other payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the compensation committee.

Restricted Stock. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the compensation committee. If restricted stock is sold to a participant, the sale price will be determined by the compensation committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2012 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.

RSUs. Restricted stock units represent the right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the compensation committee. Dividend equivalents may be granted with respect to any amount of RSU’s and either paid at the dividend payment date in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or deferred with respect to such RSU’s and the amount or value thereof automatically deemed reinvested in additional RSU’s until the time for delivery of shares pursuant to the terms of the restricted stock unit award. RSU’s may be satisfied by delivery of shares of stock, cash equal to the fair market value of the specified number of shares covered by the RSU’s, or a combination thereof, as determined by the compensation committee at the date of grant or thereafter.

Performance Awards. A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the compensation committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period. Performance goals applicable to a performance award will be established by the compensation committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code must be based on one or more of the business criteria specified in the 2012 Plan. The compensation committee may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The compensation committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Company or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

The performance goals of a performance award consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria. The business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code, and shall consist of one or more of the following: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparable companies, or any published or special index that the compensation committee, in its sole discretion, deems appropriate), or the compensation committee may select criteria based on the Company’s share price as compared to various stock market indices.

The stockholders are being requested to re-approve the above list of performance goals, which must be approved by stockholders at least once every five years.

Transferability of Incentives. Incentives granted under the 2012 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, non-qualified stock options may be transferred by the holder thereof to certain family members or related entities.

Duration, Termination and Amendment of the Incentive Plan and Incentives. The 2012 Plan will remain in effect until all Incentives granted under the 2012 Plan have been satisfied or terminated and all restrictions on shares issued under the 2012 Plan have lapsed. No Incentives may be granted under the 2012 Plan after August 13, 2022, the tenth anniversary of the approval of the 2012 Plan by the Board of Directors. The Board of Directors may amend or discontinue the 2012 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2012 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2012 Plan, change the class of persons eligible to receive Incentives under the 2012 Plan, or materially increase the benefits accruing to participants under the 2012 Plan. Generally, the terms of an existing Incentive may be amended by agreement between the compensation committee and the participant. However, in the case of a stock option or SAR, no such amendment shall (a) without stockholder approval, lower the exercise price of a previously granted stock option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another Incentive or cash or take any other action with respect to a stock option that may be treated as a re-pricing under the federal securities laws or generally accepted accounting principles, or (b) extend the term of the Incentive, with certain exceptions.

Change in Control; Effect of Sale, Merger, Exchange or Liquidation. Upon the occurrence of an event satisfying the definition of “change in control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The compensation committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. The definition of “change in control” is similar to that in Mr. Kornberg’s employment agreement. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, the compensation committee has broad discretion to take any and all action it deems equitable under the circumstances, including but not limited to terminating the 2012 Plan and all Incentives and issuing to the holders of outstanding vested options and SARs the stock, securities or assets they would have received if the Incentives had been exercised immediately before the transaction, or other specified actions.

2012 Plan Benefits

The amount and timing of all awards under the 2012 Plan are determined in the sole discretion of the Company’s compensation committee (or if no committee is designated, the board) and therefore cannot be determined in advance. The following table sets forth stock options and restricted stock granted under the 2012 Plan for the period beginning on January 1, 2015 and ending on June 6, 2016:

Name and Position	Number of Shares of Restricted Stock	Number of Shares Underlying Options

Joshua Kornberg, former President and Chief Executive Officer (1)	-	244,859

Carl Schwartz, Interim Chief Executive Officer	-	-

David O. Johnson, Chief Operating Officer	-	17,111

Bob Myers, Chief Financial Officer	-	15,685

Executive officer Group	-	277,655

Non-executive Officer Employee Group	-	194,246

(1)	Under the Separation Agreement effective June 13, 2016, all of Mr. Kornberg’s 550,546 outstanding stock options were canceled, and Mr. Kornberg received a grant of 500,000 shares of restricted stock, vesting on July 1, 2016.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO OUR AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE AND TO INCREASE CERTAIN LIMITATIONS ON GRANTS AS DESCRIBED HEREIN AND TO RE-APPROVE THE PERFORMANCE GOALS DESCRIBED HEREIN.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires that our stockholders be provided an opportunity to cast a separate advisory vote on the compensation paid to our executive officers as disclosed in this proxy statement.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. Substantially all of the Company’s executive compensation during the last several years had been paid pursuant to employment agreements that were negotiated in 2012 and 2013. See “Executive Compensation” above. The Company is searching for a new Chief Executive Officer. In that regard, the Committee intends to reexamine the Company’s executive compensation program to achieve corporate objectives going forward.

This advisory vote, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to vote on the compensation of our executive officers through the following resolution:

“RESOLVED, that the stockholders of Skyline Medical Inc., approve the compensation of its executive officers as described in the proxy statement for its 2016 Annual Meeting.”

Under the Dodd-Frank Act, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take the outcome of the vote into account when determining further executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE EXECUTIVE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6: ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

The Company is also providing stockholders with the opportunity to inform the Company, by advisory vote, as to how often stockholders wish the Company to include a proposal, similar to Proposal 5, in its proxy statement. Stockholders may vote to recommend that future “say-on-pay” advisory votes be held every year, every two years or every three years, or abstain from voting.

This proposal is required pursuant to the Dodd-Frank Act. While the Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The Board of Directors believes that a three-year vote cycle will balance the interest of stockholders in providing regular input on executive compensation and the interests of the Board of Directors and stockholders in allowing sufficient time to evaluate the long-term effectiveness of the Company’s executive compensation philosophy, policies and practices.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON THE OVERALL COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS EVERY THREE YEARS.

PROPOSAL 7: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Olsen Thielen & Co., Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2016, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Olsen Thielen & Co., Ltd. also served as the Company’s independent auditors for the fiscal years ended December 31, 2012 through December 31, 2015. Representatives of Olsen Thielen & Co., Ltd. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Olsen Thielen & Co., Ltd. as the Company’s independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Olsen Thielen & Co., Ltd. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Olsen Thielen & Co., Ltd. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal accounting fees and services

In connection with the audit of the fiscal 2016 financial statements, the Company entered into an engagement agreement with Olsen Thielen & Co., Ltd., which sets forth the terms by which Olsen Thielen & Co., Ltd. will perform audit services for the Company.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014, by Olsen Thielen & Co., Ltd., the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	2015	2014
Audit Fees (1)	$129,209	$75,750
Audit-Related Fees (2)	-	-
Tax Fees (3)	8,779	10,851
All Other Fees (4)	-	11,400
	$137,988	$98,001

(1)	Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Also, includes fees for services rendered in connection with the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters.

(2)	There were no audit-related fees in 2015 and 2014.

(3)	Tax Fees consist of fees billed in the indicated year for professional services performed by Olsen Thielen & Co., Ltd. with respect to tax compliance.

(4)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by Olsen Thielen & Co., Ltd. that is not included within the above category descriptions.

Pre-approval policies and procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the SEC if such services are to be provided contemporaneously while serving as independent auditors. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services. The Audit Committee has determined that the rendering of the services other than audit services by Olsen Thielen & Co., Ltd. is compatible with maintaining the principal accountant’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF OLSEN THIELEN & CO., LTD. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 6, 2016 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”

•	Each of our directors; and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 67,338,566 shares of the Company’s common stock outstanding on June 6, 2016. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Skyline Medical Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

	Amount and Nature of	Percent
	Beneficial	of
Name of Beneficial Owner	Ownership	Class

Officers and Directors

Josh Kornberg (2)	2,135,482	3.2%

David Johnson(3)	47,338	0.1%

Bob Myers(4)	43,178	0.1%

Thomas J. McGoldrick(5)	52,031	0.1%

Andrew Reding(6)	47,425	0.1%

Carl Schwartz (7)	1,740,081	2.6%

All directors and executive officers as a group (6 persons)	4,065,535	6.0%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Mr. Kornberg is no longer an executive officer. Includes (i) 117,525 shares owned directly, (ii) 550,546 shares issuable upon exercise of options that are exercisable within 60 days of June 6, 2016, (iii) 1,025 shares issuable upon exercise of warrants, (iv) 821,023 shares owned directly by SOK Partners, (v) 10,862 shares issuable upon conversion of a convertible note held by SOK Partners, (vi) 6,312 shares issuable upon exercise of warrants held by SOK Partners, (vii) 630,322 shares owned directly by APA, and (viii) 15,041 shares held directly by Dr. Herschkowitz. Mr. Kornberg and Dr. Samuel Herschkowitz are the managing partners of SOK Partners and APA. Under the Separation Agreement effective June 13, 2016, all of Mr. Kornberg’s 550,546 outstanding stock options were canceled, and Mr. Kornberg received a grant of 500,000 shares of restricted stock, vesting on July 1, 2016.

(3)	Includes options to purchase 30,036 shares that are exercisable within 60 days of June 6, 2016.

(4)	Includes options to purchase 27,360 shares that are exercisable within 60 days of June 6, 2016.

(5)	Includes options to purchase 50,450 shares that are exercisable within 60 days of June 6, 2016.

(6)	Includes options to purchase 46,111 shares that are exercisable within 60 days of June 6, 2016.

(7)	Includes (i) 1,618,201 shares owned directly, (ii) 36,111 shares of Series B Convertible Preferred Stock, (iii) 56,381 shares issuable upon exercise of warrants held by Dr. Schwartz that are exercisable within 60 days of June 6, 2016, and (iv) 29,388 shares issuable upon exercise of options held by Dr. Schwartz that are exercisable within 60 days of June 6, 2016.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2015 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that the following is the list of its officers, directors and greater than ten percent beneficial owners who have failed to file on a timely basis all Section 16(a) filing requirements during the fiscal year ended December 31, 2015: Ricardo Koenigsberger, 1 late report covering 1 transaction; Joshua Kornberg, 4 late reports covering 5 transactions; Frank Mancuso Jr., 2 late reports covering 2 transactions; Thomas J. McGoldrick, 2 late reports covering 2 transactions; Andrew P. Reding, 2 late reports covering 2 transactions; and SOK Partners LLC, 1 late report covering 1 transaction.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 2915 COMMERS DRIVE, SUITE 900, EAGAN, MINNESOTA, 55121.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors

/s/ Carl Schwartz

Carl Schwartz
Interim Chief Executive Officer

Eagan, Minnesota

June 24, 2016

SKYLINE MEDICAL INC.

ANNUAL MEETING OF STOCKHOLDERS

July 28, 2016

3:00 PM (Central Time)

At the offices of

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2016:

The Proxy Statement and the Annual Report on Form 10-K, as amended, of Skyline Medical Inc. are available at

http://skylinemedical.investorroom.com

Skyline Medical Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 28, 2016.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 2, 3, 4, 5 and 7, “FOR” each of the directors nominated for re-election in Proposal 1, and “EVERY THREE YEARS” in response to Proposal 6.

The undersigned hereby appoints CARL SCHWARTZ AND BOB MYERS, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of Skyline Medical Inc. (the “Company”) registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 3:00 PM (Central Time) on July 28, 2016 (if you need directions to the Annual Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

Please detach here

The Board of Directors unanimously recommends a vote “FOR” Proposals 2, 3, 4, 5, and 7, “FOR” each of the nominees listed in Proposal 1 and “EVERY THREE YEARS” in Proposal 6.

1.	To re-elect directors:	01 – Thomas J.	☐	Vote FOR	☐	Vote WITHHELD
		McGoldrick		all nominees		from all nominees
		02 – Andrew P.		(except as marked)
Reding
03 – Carl
Schwartz

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

2.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 600,000,000 and of preferred stock from 20,000,000 to 40,000,000.	☐ FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifty (1:50), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors.	☐ FOR	☐	AGAINST	☐	ABSTAIN

4.	To approve amendments to the Company’s Amended and Restated 2012 Stock Incentive Plan to (i) increase the reserve of shares of common stock authorized for issuance thereunder to 100,000,000, (ii) increase certain thresholds for limitations on grants, and (iii) re-approve the performance goals thereunder.	☐ FOR	☐	AGAINST	☐	ABSTAIN

5.	To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.	☐ FOR	☐	AGAINST	☐	ABSTAIN

6.	To vote on a non-binding advisory resolution on the frequency in which stockholders approve the compensation of the Company’s executive officers.	☐ EVERY YEAR	☐	EVERY TWO YEARS	☐	EVERY THREE YEARS	☐	ABSTAIN

7.	To ratify the appointment of Olsen Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.	☐ FOR	☐	AGAINST	☐	ABSTAIN

8.	In their discretion, upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 2, 3, 4, 5 AND 7, FOR EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION IN PROPOSAL 1, AND EVERY THREE YEARS IN RESPONSE TO PROPOSAL 6.

Address Change? Mark Box ☐ Indicate changes below:	Date __________________________________

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
SKYLINE MEDICAL INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of Skyline Medical Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolution was adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Section 4.1 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended and replaced with the following:

4.1 The total number of shares of stock that the Corporation shall have authority to issue is six hundred million (600,000,000) shares of common stock, having a par value of one cent ($0.01) per share (“Common Stock”); and forty million (40,000,000) shares of preferred stock, with a par value of one cent ($0.01) per share (“Preferred Stock”).

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of ___________, 2016, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock at a meeting of stockholders held on __________________, 2016 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the _______________ of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of ______________, 20___.

Skyline Medical Inc.

By:	_________________________________
_____________, ___________________

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
SKYLINE MEDICAL INC.
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of Skyline Medical Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Section 4.1 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended and replaced with the following:

4.1 The total number of shares of stock that the Corporation shall have authority to issue is ___________________ (__________) shares of common stock, having a par value of one cent ($0.01) per share (“Common Stock”); and ___________________ (__________) shares of preferred stock, with a par value of one cent ($0.01) per share (“Preferred Stock”).

FURTHER RESOLVED: Section 4 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

4.5 On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every ___________ (___) issued and outstanding shares of the Corporation’s Common Stock, par value $0.01 (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable shares of Common Stock, par value $0.01 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No fractional shares of the Corporation’s Common Stock shall be issued as a result of the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be ______________, 20___.

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of ___________, 2016, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock at a meeting of stockholders held on ________________, 2016 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the _______________ of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of ______________, 20___.

Skyline Medical Inc.

By:	_________________________________
_____________, ___________________

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APPENDIX C

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

(marked to show revisions)

SKYLINE MEDICAL INC. ~~(f/k/a BIODRAIN MEDICAL, INC.)~~

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purpose		1

2.	Administration		1

3.	Eligible Participants		1

4.	Types of Incentives		1

5.	Shares Subject to the Plan		2
	5.1.	Number of Shares	2
	5.2.	Cancellation	2
	5.3.	Type of Common Stock	2
	5.4.	Limitation on Certain Grants	2

6.	Stock Options		2
	6.1.	Price	2
	6.2.	Number	2
	6.3.	Duration and Time for Exercise	3
	6.4.	Manner of Exercise	3
	6.5.	Incentive Stock Options	3

7.	Stock Appreciation Rights		4
	7.1.	Price	4
	7.2.	Number	4
	7.3.	Duration	4
	7.4.	Exercise	5
	7.5.	Issuance of Shares Upon Exercise	5

8.	Stock Awards, Restricted Stock and Restricted Stock Units		5
	8.1.	Number of Shares	5
	8.2.	Sale Price	5
	8.3.	Restrictions	6
	8.4.	Enforcement of Restrictions	6
	8.5.	End of Restrictions	6
	8.6.	Rights of Holders of Restricted Stock and Restricted Stock Units	6
	8.7.	Settlement of Restricted Stock Units	7
	8.8.	Dividend Equivalents	7

9.	Performance Awards		7
	9.1.	Performance Conditions	7
	9.2.	Performance Awards Granted to Designated Covered Employees	7
	9.3.	Written Determinations	9
	9.4.	Status of Performance Awards Under Code Section 162(m)	9

10.	General		9
	10.1.	Plan Effective Date and Shareholder Approval; Termination of Plan	9
	10.2.	Duration	9
	10.3.	Non-transferability of Incentives	10
	10.4.	Effect of Termination or Death	10
	10.5.	Restrictions under Securities Laws	10
	10.6.	Adjustment	11
	10.7.	Incentive Plans and Agreements	11
	10.8.	Withholding	11
	10.9.	No Continued Employment, Engagement or Right to Corporate Assets	11
	10.10.	Payments Under Incentives	12
	10.11.	Amendment of the Plan	12
	10.12.	Amendment of Agreements for Incentives; No Repricing	12
	10.13.	Vesting Upon Change In Control	12
	10.14.	Sale, Merger, Exchange or Liquidation	14
	10.15.	Definition of Fair Market Value	15
	10.16.	Definition of Grant Date	16
	10.17.	Compliance with Code Section 409A	16
	10.18.	Prior Plan	17

2

SKYLINE MEDICAL INC. (f/k/a BIODRAIN MEDICAL, INC.)

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

1.                  Purpose. The purpose of the Amended and Restated 2012 Stock Incentive Plan (the “Plan”) of Skyline Medical Inc. (f/k/a BioDrain Medical, Inc.) (the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2.                  Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (b) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (“Code Section 162(m)”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.                  Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.                  Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); restricted stock units (Section 8) and performance awards (Section 9). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

5.                  Shares Subject to the Plan.

5.1.            Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 100,000,000 shares of Common Stock. In addition, as of the Effective Date, any shares available in the reserve of the Prior Plan (as defined in Section 10.18) shall be added to the Plan share reserve and be available for issuance under the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares of Common Stock that are issued under the Plan or are subject to Incentives awarded under the Plan will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.            Cancellation. If an Incentive granted under the Plan or under the Prior Plan expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan pursuant to another Incentive. If any Shares subject to an Incentive granted under the Plan or under the Prior Plan are withheld or applied as payment in connection with the exercise of an Incentive (including the withholding of Shares on the exercise of a stock option or the exercise of an SAR that is settled in Shares) or the withholding or payment of taxes related thereto, such Shares shall not again be available for grant under the Plan.

3

5.3.            Type of Common Stock. Common Stock issued under the Plan in connection with Incentives will be authorized and unissued shares.

5.4.            Limitation on Certain Grants. During any one fiscal year, no person shall receive Incentives under the Plan that could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 10.6: (a) Stock Options and SARs for, in the aggregate, more than 20,000,000 shares of Common Stock; or (b) Performance Awards, in the aggregate, for more than ~~20,000,000~~ 10,000,000 shares of Common Stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

6.                  Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.            Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the option price per share shall not be less than the Fair Market Value (as defined in Section 10.15) of the Common Stock on the Grant Date (as defined in Section 10.16).

6.2.            Number. The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option. If the number of shares subject to a stock option is reduced pursuant to the preceding sentence, the number of shares subject to the original grant will continue to count against the limitation on grants under Section 5.4.

6.3.            Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section 10.4.

6.4.            Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Before the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.5.            Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Code Section 422):

4

(a)    The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b)   Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)    All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d)   Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.

(e)    The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.

(f)    If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.

7.                  Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.            Price. The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

7.2.            Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. If the number of shares subject to an SAR is reduced pursuant to the preceding sentence, the number of shares subject to the original grant will continue to count against the limitation on grants under Section 5.4.

7.3.            Duration. Subject to earlier termination as provided in Section 10.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section 10.4.

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7.4.            Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.

7.5.            Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)    the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b)   the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.                  Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, with or without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. Restricted stock units represent the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards, ,the transfer or sale of restricted stock and restricted stock units shall be subject to the following terms and conditions:

8.1.            Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.

8.2.            Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3.            Restrictions. All shares of restricted stock transferred or sold by the Company hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)    a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)   a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment, service on the Board of Directors or consulting engagement during any period in which such shares are subject to restrictions; and

(c)    such other conditions or restrictions as the Committee may deem advisable.

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8.4.            Enforcement of Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock or restricted stock units shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. At the Committee’s election, shares of restricted stock may be held in book entry form subject to the Company’s instructions until any restrictions relating to the restricted stock grant lapse.

8.5.            End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

8.6.            Rights of Holders of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a shareholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

8.7.            Settlement of Restricted Stock Units.  Restricted stock units may be satisfied by delivery of shares of stock, cash equal to the Fair Market Value of the specified number of shares covered by the restricted stock units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.8.            Dividend Equivalents. In connection with any award of restricted stock units, the Committee may grant the right to receive cash, shares of stock or other property equal in value to dividends paid with respect to the number of shares represented by the restricted stock units (“Dividend Equivalents”). Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any award of restricted stock units shall be either (a) paid with respect to such restricted stock units at the dividend payment date in cash or in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such restricted stock units and the amount or value thereof automatically deemed reinvested in additional restricted stock units until the time for delivery of shares (if any) pursuant to the terms of the restricted stock unit award.

9.                  Performance Awards.

9.1.            Performance Conditions. The right of a participant to exercise or receive a grant or settlement of any Incentive, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee (such an Incentive is referred to as a “Performance Award”). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Incentive subject to performance conditions, except as limited under Section 9.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Committee and not the Board.

9.2.            Performance Awards Granted to Designated Covered Employees. If and to the extent the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a covered employee within the meaning of Code Section 162(m) and regulations thereunder (a “Covered Employee”) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.2.

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(a)    Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including but not limited to the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain" at the time the Performance Award is granted. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal, or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

(b)   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, shall be used exclusively by the Committee in establishing performance goals for such Performance Awards as are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparable companies, or any published or special index that the Committee, in its sole discretion, deems appropriate), or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a Covered Employee.

(c)    Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

(d)   Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, stock, other Incentives or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of continuous service by the participant before the end of a performance period or the settlement date of Performance Awards.

9.3.            Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and as to the achievement of performance goals relating to Performance Awards under Section 9.2(a), shall be made in writing in the case of any Performance Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).

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9.4.            Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards granted under this Section 9 to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, the terms of Sections 9.2, 9.3 and 9.4, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.              General.

10.1.        Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements of any stock exchange, if any, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

10.2.        Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

10.3.        Non-transferability of Incentives. No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options (other than stock options intended to qualify as Incentive Stock Options pursuant to Section 6.5) may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 10.3.

10.4.        Effect of Termination or Death. If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A, including the rules and regulations promulgated thereunder (together, “Code Section 409A”); and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.

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10.5.        Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6.        Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7.        Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

10.8.        Withholding.

(a)    The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. If so permitted by the Committee at the time of the award of any Incentive or at a later time, at any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)   Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9.        No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

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10.10.    Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 10.17, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

10.11.    Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12.    Amendment of Agreements for Incentives; No Repricing. Except as otherwise provided in this Section 10.12 or Section 10.17, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR, cancel a stock option or SAR when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for another Incentive or cash, or take any other action with respect to a stock option that may be treated as a repricing under the federal securities laws or generally accepted accounting principles; or (b) extend the term of the Incentive, except as provided in Sections 10.4 and 10.17.

10.13.    Vesting Upon Change In Control. Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. For purposes of this Section 10.13, “Change in Control” means the occurrence of any one or more of the following:

(a)    a merger, consolidation, statutory exchange or reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(b)   any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s shareholders;

(c)    there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or

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(d)   individuals who, on the Effective Date, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (i) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Incentives subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply); (ii) for clarification, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) as the result of the acquisition of additional securities by Dr. Samuel Herschkowitz, Joshua Kornberg or their affiliates; and (iii) a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) solely as the result of a repurchase or other acquisition of securities by Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this clause (iii) shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (b).

10.14.    Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a)    providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such transaction, and (iii) any Incentive under the Employment Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(b)   providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days before the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

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(c)    providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(d)   to the extent that the vesting of any Incentives is not accelerated pursuant to Section 10.13, providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board of Directors may restrict the rights of participants or the applicability of this Section 10.14 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.15.    Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a)    If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b)   If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(c)    If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.

10.16.    Definition of Grant Date. For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award or, if later, the date established by the Committee as the date of grant of the Incentive.

10.17.    Compliance with Code Section 409A.

(a)    Except to the extent such acceleration or deferral is permitted by the requirements of Code Section 409A, neither the Committee nor a participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation (as defined in paragraph(d) below); provided, however, that payment shall be permitted if it is in accordance with a “specified time” or “fixed schedule” or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” (as those terms are defined under Code Section 409A) that is specified in the agreement evidencing the Incentive.

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(b)   Notwithstanding anything in this Plan, unless the agreement evidencing the Incentive specifically provides otherwise, if a participant is treated as a Specified Employee (as defined in paragraph (d) and as determined under Code Section 409A by the Committee in good faith) as of the date of his or her “separation from service” as defined for purposes of Code Section 409A, the Company may not make payment to the participant of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the participant’s separation from service (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6-month period will be accumulated and payment delayed until the first date after the 6-month period. The Committee may specify in the Incentive agreement, that the amount of the Deferred Compensation delayed under this paragraph shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

(c)    The Committee may, however, reform any provision in an Incentive that is intended to comply with (or be exempt from) Code Section 409A, to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A.

(d)   For purposes of this Section 10.17, "Deferred Compensation" means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of paragraphs (a)(2), (a)(3) and (a)(4) of Code Section 409A . Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A. A “Specified Employee” means a Participant who is a “key employee” as described in Code Section 416 (i) (disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on January 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A. Each participant will be identified as a Specified Employee in accordance with Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12-month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market (or otherwise) as of the date of the participant’s “separation from service” as defined in Code Section 409A.

10.18.    Prior Plan. Notwithstanding the adoption of this Plan by the Board of Directors and its approval by the shareholders, the Company’s 2008 Equity Incentive Plan, as it has been amended from time to time (the “Prior Plan”), shall remain in effect, and all grants and awards made under the Prior Plan shall be governed by the terms of the Prior Plan. From and after the Effective Date, no further grants and awards shall be made under the Prior Plan.

Approved by the Board of Directors on August 13, 2012.

Approved by the shareholders on September 20, 2012.

Amendment increasing share reserve in Section 5.1 from 20,000,000 to 50,000,000 and increasing share limits in Section 5.4 approved by the Board of Directors on April 1, 2013 and by the shareholders on April 15, 2013.

Amendment increasing share reserve in Section 5.1 from 50,000,000 to 100,000,000 approved by the Board of Directors on August 1, 2013 and by the shareholders on September 10, 2013.

Due to a 1-for-75 reverse stock split effective October 24, 2014, the share reserve was reduced to 1,333,333.

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Amendment increasing share reserve in Section 5.1 from 1,333,333 to 100,000,000 and increasing share limits in Section 5.4 approved by the Board of Directors on _________, 2016 and by the shareholders on ____________, 2016.

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